Exhibit 24

NEW YORK POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Michael J. Chill hereby constitutes and appoints Dawn Branin, Eve Marano and Kathy McCarthy, and each of them individually, as his true and lawful attorney in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to

       (1) prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Ulticom, Inc. (the ?Company?), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the ?Exchange Act?);

       (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

       (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

       (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed.  This power of attorney shall not be revoked by any subsequent power of attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the ?principal,? you give the person whom you choose (your ?agent?) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. ?Important information for the agent? at the end of this document describes your agent?s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a ?Health Care Proxy? to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article?5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

/s/ Michael Chill

Michael J. Chill

January 27, 2010

STATE?OF?NEW?YORK
)

)
ss.:

COUNTY?OF?NEW YORK
)

On the 27th day of January, 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Michael Chill, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephanie L. Frost

Notary Public

My Commission Expires:  August 6, 2011

Notary Public, State of New York

No. 01TR6172261

Qualified in Richmond County

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal?s best interest;

(2) avoid conflicts that would impair your ability to act in the principal?s best interest;

(3) keep the principal?s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal?s name and signing your own name as ?agent? in either of the following manner: (Principal?s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal?s Name).

You may not use the principal?s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal?s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal?s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York?s General Obligations Law, Article?5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

I have read the foregoing Power of Attorney. I am the person identified therein as agent for the principal named therein.

/s/ Dawn Branin

Dawn Branin

March 1, 2010

STATE?OF NEW JERSEY
)

)
ss.:

COUNTY?OF BURLINGTON
)

On the 1st day of March, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Dawn Branin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Terri Lee Bohonko

Notary Public of New Jersey

ID# 2385930

Commission Expires 5/28/2014

/s/ Eve Marano

Eve Marano

March 1, 2010

STATE?OF NEW JERSEY
)

)
ss.:

COUNTY?OF BURLINGTON
)

On the 1st day of March, 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Eve Roberts, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Terri Lee Bohonko

Notary Public of New Jersey

ID# 2385930

Commission Expires 5/28/2014

/s/ Kathy McCarthy

Kathy McCarthy

March 1, 2010

STATE?OF NEW JERSEY
)

)
ss.:

COUNTY?OF BURLINGTON
)

On the 1st day of March, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Kathy McCarthy, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Terri Lee Bohonko

Notary Public of New Jersey

ID# 2385930

Commission Expires 5/28/2014